Exhibit 99.2

SPECIAL MEETING OF UNITHOLDERS OF

Oiltanking Partners, L.P.

February 13, 2015

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement/prospectus and proxy card are available at http://www.astproxyportal.com/ast/17162

Please sign, date and mail

your vote authorization

form in the envelope

provided as soon as

possible.

i    Please detach along perforated line and mail in the envelope provided.    i

THE OILTANKING CONFLICTS COMMITTEE AND OILTANKING BOARD EACH RECOMMENDS A VOTE “FOR” THE PROPOSAL.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. The approval of the merger agreement.

The undersigned acknowledges receipt from Oiltanking before the execution of this proxy of the Notice of Special Meeting of Unitholders and a Proxy Statement/Prospectus with a proxy statement for the Special Meeting of Unitholders of Oiltanking and a prospectus of Enterprise for the Enterprise common units to be issued in the merger.

☐ FOR
☐ AGAINST
☐ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED UNITHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND AT THE PROXIES’ DISCRETION WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Unitholder:	Date:	Signature of Unitholder:	Date:

	Note:	Please sign exactly as your name or names appear on this Proxy. When units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■			■

ú                     ¢

OILTANKING PARTNERS, L.P.

1100 Louisiana Street, 10th Floor

Houston, Texas 77002

THIS PROXY IS SOLICITED ON BEHALF OF THE OILTANKING BOARD

The undersigned hereby appoints Laurie H. Argo and Donna Y. Hymel as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the common units of Oiltanking Partners, L.P. held of record by the undersigned on January 2, 2015, at the Special Meeting of Unitholders to be held at 1100 Louisiana Street, 10th Floor, Houston, Texas 77002 on February 13, 2015, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

¢	14475 ¢

SPECIAL MEETING OF

UNITHOLDERS OF

Oiltanking Partners, L.P.

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement/prospectus and proxy card are available at http://www.astproxyportal.com/ast/17162